EXHIBIT 10.26

                         AMENDED AND RESTATED HRP SHARES
                                PLEDGE AGREEMENT


         THIS AMENDED AND RESTATED HRP SHARES PLEDGE AGREEMENT made as of June 30, 1992, (this "Agreement") between AMS PROPERTIES, INC., a Delaware corporation having its principal place of business at 300 Corporate Pointe, Suite 300, Culver City, CA 90230 (the, "Pledgor") and HEALTH AND REHABILITATION PROPERTIES TRUST, a Maryland real estate investment trust having a principal address at 400 Centre Street, Newton, Massachusetts 02158 ("HRP"), as pledgee (in such capacity, together with its successors and assigns, the "Pledgee").

                                   WITNESSETH:

         WHEREAS, pursuant to an Acquisition Agreement, Agreement to Lease and Mortgage Loan Agreement dated as of December 28, 1990 (as the same may be amended, modified or supplemented from time to time, the "AMS Acquisition Agreement") among American medical Services, Inc. ("AMS'), AMS Holding Co., GranCare, Inc. (f/k/a HostMasters, Inc.) ("GranCare"), the Pledgor and the Pledgee, the Pledgee made a loan to the Pledgor in the sum of Fifteen Million Dollars ($15,000,000) which loan is evidenced by a promissory note dated as of December 28, 1990 (as the same may be amended, modified or supplemented from time to time, the "Note") made by the Pledgor and payable to the order of the Pledgee;

         WHEREAS, pursuant to the AMS Acquisition Agreement, the Pledgee acquired from AMS certain real and personal property more particularly described therein (hereinafter, the "AMS Leased Properties") and, pursuant to a master lease agreement dated as of December 28, 1990 by and between the Pledgor, as tenant, and the Pledgee, as landlord, and the facility leases thereunder (such master lease agreement and facility leases, as the same may be amended, modified, or supplemented from time to time, collectively, the "AMS Lease"), the Pledgee leased the AMS Leased Properties back to the Pledgor;

         WHEREAS, in connection with the execution of the AMS Acquisition Agreement, the Pledgor pledged One Million (1,000,000) common shares of beneficial interest, $.0l par value, of HRP registered in the name of the Pledgor with HRPT Advisors, Inc., a Delaware corporation ("Advisors") in trust pursuant to the terms and conditions of that certain Voting Trust Agreement dated as of December 28, 1990, (the "Original Voting Trust Agreement") to the Pledgee pursuant to that certain HRP Shares Pledge Agreement dated as of December 28, 1990 (the "Original HRP Shares Pledge Agreement"); and the Pledgor further agreed, pursuant to the terms and conditions of the Original Voting Trust Agreement, to deposit with Advisors in trust certain additional shares of capital stock
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                                      -2-

of HRP, or securities convertible into or exchangeable for capital stock of HRP, acquired by it after the date thereof as provided therein;

         WHEREAS, pursuant to a letter agreement dated April 10, 1992 (the "Letter Agreement"), between GranCare and the Pledgee, the Pledgee agreed to enter into a long-term lease with GCI Health Care Centers, Inc. ("GCI"), a Delaware corporation and wholly owned subsidiary of GranCare, with respect to certain real property, and the related improvements and personal property, located in Arizona, California and South Dakota and more particularly described therein pursuant to leases of even date herewith, each of which incorporates by reference a master lease document of even date herewith by and between the Pledgee, as landlord and GCI, as tenant (as such leases may be amended, modified or supplemented from time to time, the "GCI Lease", and together with the AMS Lease, the "Leases");

         WHEREAS, the Pledgee has agreed to enter into the GCI Lease provided that the Pledgor, which company is under common control with GCI and has heretofore entered into sale-leaseback, mortgage financing and/or leasing transactions with the Pledgee, agrees to guarantee payment and performance of GCI's obligations to the Pledgee and to certain cross collateralization and cross default provisions set forth in that certain Guaranty, Cross Default and Cross Collateralization Agreement of even date herewith (the "Cross Guaranty") ;

         WHEREAS, the Pledgor will materially benefit from the consummation of the transaction described in the Letter Agreement and in furtherance thereof the Pledgor has determined that it is in its best interests and in pursuant of its business purposes that it induce HRP to enter into the GCI Lease by executing and delivering this Agreement;

         WHEREAS, GCI has agreed to guarantee payment and performance of the obligations of the Pledgor to the Pledgee and to the cross collateralization and cross default provisions of the Cross Guaranty;

         WHEREAS, in furtherance of the Cross Guaranty and to induce the Pledgee to enter into the GCI Lease, the Pledgor has agreed to amend and restate the Original HRP Shares Pledge Agreement as provided herein to further secure the obligations of GCI to the Pledgee; and

         WHEREAS, in furtherance of the foregoing, the Pledgor and Advisors have executed and delivered an Amended and Restated Voting Trust Agreement of even date herewith (the Original Voting Trust Agreement, as so amended and restated, and as the same may be further amended, modified or supplemented from time to time,. the "Voting Trust Agreement") to provide for the incorporation by reference of the terms and provisions of this Agreement;

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                                      -3-

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original HRP Shares Pledge Agreement shall be amended and restated as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, for all purposes of this Agreement the terms defined in this section shall have the following meanings:

                  "AMS  Transaction   Documents"  shall  mean  the  "Transaction
         Documents" as such term is defined in the AMS Acquisition Agreement.

                  "Collateral" shall mean, at any time, all of the Pledged Shares, and all proceeds, income, profits, dividends, interest and other payments or distributions now or hereafter made upon or with respect thereto, including without limitation, all securities and properties that are required to be pledged to the Pledgee pursuant to Sections 6 and 14 hereof.

                  "Default" means any Event of Default and any condition or event that with the giving of notice or lapse of time or both would become an Event of Default.

                  "Event of Default" shall mean the occurrence of any one of the following events:

                           (a) the Pledgor shall fail to make any payment of any
                  amount payable hereunder for more than ten (10) days after the date when due; or

                           (b) any material  representation  or warranty made by
                  the Pledgor herein, or in any document or instrument delivered pursuant hereto, shall prove to have been false or misleading in any material respect when made; or

                           (c) the Pledgor shall  default in the due  observance
                  or performance of any of the terms, covenants or agreements contained in Sections 4, 5, and 6 hereof; or

                           (d) the Pledgor shall  default in the due  observance
                  or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it relating to other than the payment of money and not otherwise referred to in this definition, and such default shall remain unremedied for ten (10) days after written notice thereof from the Pledgee; provided, however, that if such default is susceptible of cure, but such cure cannot be accomplished with due diligence within such period of time, and if in addition the Pledgor commences to cure such default within ten (10)

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                                      -4-

                  days after written notice thereof from the Pledgee, and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional fifty (50) days as may be necessary to cure such default with all due diligence; or

                           (e) the Pledgor  shall have failed to extend the term
                  of the Voting Trust Agreement in accordance with Section 12 thereof prior to two years before the end of the then term of such Voting Trust Agreement; or

                           (f)  any  Event  of   Default,   as  defined  in  any
                  Transaction Document, shall have occurred.

                  "GCI  Transaction   Documents"  shall  mean  the  "Transaction
         Documents" as such term is defined in the GCI Acquisition Agreement.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  "Net Income" shall mean, for any period during which the amount thereof is to be determined for a specified Person, the net income (or net deficit, if a negative figure) of such Person for such period (taken as a cumulative whole, if such period shall include more than one fiscal period, with deficits netted against net income) determined in accordance with generally accepted accounting principles consistently applied, exclusive of the write-up of any assets.

                  "Obligations" shall mean the payment and performance of each and every obligation, joint or several, now existing or hereafter incurred, and whether contingent, non-contingent, liquidated, unliquidated, matured or unmatured, or otherwise, of each of the Pledgor and GCI to the Pledgee, under any and all documents, agreements and instruments by, between or among any such entity with, to or for the benefit of the Pledgee, whether now existing or hereafter arising, and, including, without limitation, (a) payment and performance of the Original Obligations, (b) payment and performance of each and every obligation and liability of the Pledgor to the Pledgee under this Agreement, (c) payment and performance of each and every obligation and liability of GCI to the Pledgee under the GCI Lease, including, without limitation, the payment of Minimum Rent, Additional Rent and Additional Charges (as such terms are defined in the GCI Lease), (d) payment and performance of each and every obligation and liability of GranCare in respect of the Leases and under each and every other Transaction Document to which it is a party or by which it is bound, and (d) payment and performance of each and every other obligation of the Pledgor or GCI to the Pledgee under any Transaction Document.

                  "Original Obligations" shall mean the payment and performance of each and every obligation and liability (i) of the Pledgor to the Pledgee under this Agreement, (ii) of the Pledgor to the Pledgee, under the AMS Note, the AMS Lease or under any of the other AMS Transaction Documents, including, without limitation, payment of the principal of the AMS Note, the Prepayment Fee (as defined in the AMS Note) and all interest (including Minimum Interest and Additional Interest, as such terms are defined in the AMS Note) under the AMS Note, and the payment of Minimum Rent, Additional Rent and Additional Charges (as such terms are defined in the AMS Lease) under the Lease, and (iii) of all other obligations of the Pledgor, GCI or GranCare to the Pledgee, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due.

                  "Operating Cash Flow" shall mean, for any period during which the amount thereof is to be determined for a specified Person, the Net Income of such Person for such period, plus, to the extent deducted in determining Net Income for such fiscal period, the sum of (a) depreciation and amortization, (b) all interest on Indebtedness of the Pledgor (including, for AMS, all amounts payable as Minimum Interest and Additional Interest under the AMS Note) and all rent payable under any leases of real or personal property (including all amounts payable as Minimum Rent and Additional Rent under the applicable Leases) and
         (c) provisions for taxes based upon or measured by income.

                  "Person" shall mean an individual, a corporation, a general or limited partnership, a stock company or association, a joint venture, an unincorporated association, a company, a trust, a bank, a trust company, a land trust, a business trust, or any other entity, and any government, agency, or political subdivision thereof.

                  "Pledged Shares" shall mean the One Million (1,000,000) common shares of beneficial interest, $.0l par value, of HRP registered in the name of the Pledgor, and any other evidence of ownership thereof, including, without limitation, any and all Voting Trust Certificates issued to the Pledgor under the Voting Trust Agreement and representing the beneficial interest in such shares.

                  "Transaction Documents" shall mean, collectively, the AMS Transaction Documuments.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in The Commonwealth of Massachusetts; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of any security interest created hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than The Commonwealth of Massachusetts, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.

         (b) References in this Agreement to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or Section in which such words appear. References in this Agreement to the Pledgee's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Pledgee. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require.

         2.  Voting  Trust  Agreement.   The  Pledgor  and  the  Pledgee  hereby
acknowledge that the Pledged Shares have heretofore been deposited by the Pledgor, in trust, with Advisors pursuant to the terms and conditions of the Voting Trust Agreement; that the Pledged Shares have been registered in the name of Advisors, as Trustee under the Voting Trust Agreement; that Advisors, as Trustee, has issued Voting Trust Certificates to the Pledgor representing the beneficial interest in the Pledged Shares; and that upon the occurrence or an Event of Default the Pledgee has the right to deliver to Advisors, as Trustee under the Voting Trust Agreement, any and all Voting Trust Certificates held by it in pledge hereunder and to receive from Advisors stock certificates for shares held by Advisors in an amount equal to the number of shares the beneficial interest in which is represented by the Voting Trust Certificates surrendered.

         3. Pledge. The Pledgor hereby reaffirms and renews its pledge, grant of a security interest in, assignment, transfer, delivery, set over and confirmation unto the Pledgee of all of the Pledgor's right, title and interest in and to the Collateral, together with the certificates representing or evidencing the Pledged Shares, with stock powers attached duly endorsed in blank, as security for the full and prompt payment and performance of the Obligations.

         4. Representations and Warranties.  The Pledgor represents and warrants
(a) that there are no contractual restrictions upon the transfer of the Collateral and that the Pledgor has good and valid title to the Pledged Shares owned by such Pledgor free and clear of any Liens; (b) that this Agreement and the delivery of the Pledged Shares to the Pledgee creates a valid and perfected security interest in the Collateral, subject to no prior Lien; and (c) that no consents or approvals of, or filings with any governmental body, agency or official are required for the validity or enforceability of this Agreement (except as may be required in connection with any disposition of the Collateral by the Pledgee under laws affecting the offer and sale of securities generally) or for the perfection of the security interests created under this Agreement in the Collateral.

         5. Covenants. The Pledgor covenants and agrees that the Pledgor (i) shall not, other than as contemplated under the Amended and Restated Voting Trust Agreement, sell, assign, exchange, or otherwise transfer or grant any option with respect to any of the Pledgor's rights to the Collateral, (ii) shall not create or suffer to exist any Lien against, in or with respect to any of the Collateral and the security interest thereon conveyed to the Pledgee by this Agreement, and shall defend the Pledgee's interest in the collateral against the claims of all Persons and (iii) shall not either knowingly or negligently (with or without knowledge) take any action which would in any manner impair. the value of the Collateral.

         6. Stock Dividends; Reorqanizations. In the event of any one or more reclassifications, changes, exchanges stock splits, stock dividends, stock consolidations, or other subdivisions or combinations of the shares of any class of HRP's capital stock or of any immediate or remote successor to substantially all of HRP's business or assets pursuant to any one or more of the events described in this sentence, or the consolidation of HRP or any such successor with, or merger of HRP or any such successor into, other corporations, or other recapitalizations or reorganizations affecting HRP or any such successor, or any one or more sales or conveyances to another corporation of HRP's or any such successor's property as an entirety or substantially as an entirety (a "Reorqanization"), the Pledgor shall pledge as collateral hereunder all securities and property which come to the Pledgor as a result of that and subsequent Reorganizations, except for securities and property surrendered or canceled pursuant to any of same, along with appropriate stock transfer powers duly endorsed in blank, and all other instruments the Pledgee may deem necessary or desirable to vest or confirm title to same or facilitate foreclosure, assignment, sale or other transfer thereof. Such securities and property shall stand pledged and assigned in the same manner as the property described in
Section 2 hereof and the term "Collateral" shall include such securities and property.

         7. Voting Power, Dividends, Etc. The Pledgor agrees that for so long as this Agreement remains in effect (i) the Pledgee may, at any time in its discretion, register the Pledged Shares in its own name or in the name of its nominee; (ii) the Pledgee or its nominee shall have the right to vote and exercise all consensual and other powers of ownership pertaining to the Collateral in such manner as the Pledgee in its sole and absolute discretion may deem necessary, appropriate or advisable, and, if the Pledgee so requests in writing, the Pledgor shall execute and deliver to the Pledgee or its nominee such additional authorizations, proxies, dividends and such other documents as the Pledgee may reasonably request to secure to the Pledgee or its nominee the rights, powers and authorities intended to be conferred upon Pledgee or such nominee by this Section; and (iii) all dividends and other distributions on the Collateral shall be paid directly to the Pledgee or its nominee and shall be applied by the Pledgee, or such nominee following receipt thereof, to the payment of the Obligations in such order as the Pledgee may, in its discretion, select.

         8. Sale of Collateral After an Event of Default. Upon the occurrence of any Event of Default, then, at the Pledgee's option, the Pledgee may apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner provided in Section 9 hereof, or if there shall be no such cash or the cash so applied shall be insufficient to make in full all payments provided in subsections (a) and (b) of Section 9 hereof, the Pledgee may, in addition to any rights and remedies the Pledgee may otherwise have as a secured party under the UCC or otherwise, and without further demand, advertisement or notice (except as expressly provided for in subsection (a) of this Section 8), and in any manner necessary to comply with the applicable requirements of the Internal Revenue Code concerning real estate investment trusts:

                  (a) elect to sell the Collateral, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Pledgee, at the Pledgee's place of business or elsewhere, for cash or on credit, and at such reasonable price or prices as the Pledgee shall determine, and the Pledgee may be the purchaser of any or all of the Collateral so sold. The Pledgee may, in its reasonable discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Pledgee that they are purchasing the Collateral for their account, for investment, and not with a view to the distribution or resale of any thereof. Upon any such sale the Pledgee shall have the right to deliver, assign and transfer the Collateral so sold directly to the purchaser thereof. Each purchaser (including the Pledgee) at any such sale shall hold the Collateral so sold, absolutely free from any claim or right of whatever kind, including, without limitation, any equity or right of redemption, of the Pledgor, which the Pledgor hereby specifically waives, to the extent the Pledgor may lawfully do so, and all rights of redemption, stay or appraisal which the Pledgor has or may have under any rule of law or statute now existing or hereafter adopted. The Pledgee shall give the Pledgor at least ten (10) days' written notice (which shall constitute reasonable notice) of any public or private sale and shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Pledgee shall fix in the notice of such sale. At any such sale the Collateral may-be sold in one lot as an entirety or in separate lots. The Pledgee shall not be obligated to make any sale pursuant to any such notice. The Pledgee, without notice or publication,
         may  adjourn  any  public  or  private   sale  from  time  to  time  by
         announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral on credit, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold under and pursuant to the provisions hereof; or

                  (b) proceed by a suit or suits at law or in equity to foreclose upon the pledge created under this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         The Pledgee, as attorney in fact pursuant to Section 11 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to subsection (a) or (b) of this
Section 8. If so requested by the Pledgee, the Pledgor shall ratify and confirm any sale or sales by executing and delivering to the Pledgee or to such purchaser or purchasers, all such instruments as may, in the judgment of the Pledgee, be reasonably necessary or appropriate for such purpose.

         The receipt of the Pledgee for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         9. Application of Proceeds. The proceeds of any sale, or of collection, of all or any part of the Collateral shall be applied by the Pledgee, without any marshaling of assets, towards payment of the items immediately set forth below in the following order:

                  (a) all costs and expenses of such sale, including, without limitation, reason able compe nsation to the Pledge e and its agents, attorne ys and counse l, and all other reason able expens es, liabiliti es and advanc es made or incurre d by the Pledge e in connec tion therewi th; and

                  (b) the Obligations (in such order as the Pledgee shall determine); after which, any surplus from such proceeds shall be paid to the Pledgor or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         10. Obligations with Respect to Collateral. Except as specifically provided herein in the Amended and Restated Voting Trust Agreement, the Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. The Pledgee may exercise its rights with respect to the Collateral without resorting or regard to other security or sources of reimbursement.

         11. The Pledgee Appointed Attorney in Fact; Indemnity. The Pledgee is hereby appointed the attorney-in-fact, with full power of substitution, of the Pledgor for the purpose of carrying out the provisions of this Agreement (incl the provisions of Section 8 hereof) and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Obligations have been fully paid and performed. The power of attorney conferred on the Pledgee pursuant to the provisions of this Section 11 is provided solely to protect the interests of the Pledgee and shall not impose any duty on the Pledgee to exercise any such power, and neither the Pledgee nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct. The Pledgor shall and hereby agrees to indemnify and save harmless Pledgee for, from and against any and all liability or damage which it may incur, in good faith and without gross negligence or willful misconduct, in the exercise and performance of any of the Pledgee's powers and duties specifically set forth herein.

         12. No Waiver; Cumulative Remedies. The Pledgee shall not by any act (except t)y a written instrument in accordance with Section 16 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         13. Termination of Pledge. This Agreement and the pledge made hereby shall remain in effect until all of the Obligations have been paid and satisfied in full, and all terms and conditions of the Transaction Documents have been satisfied in full and shall have expired by their terms. The Pledgee shall thereupon assign, transfer and deliver to the Pledgor without representation, warranty or recourse, against appropriate receipts, all the Collateral, if any, then held by it in pledge hereunder.

         14.      Partial Release; Re-pledge.

         (a) Subject to the provisions of paragraph (b) below, the Pledgee agrees to release to the Pledgor fifty percent (50%) of the Pledged Shares from the lien created by this Agreement at the written request (and at the expense) of the Pledgor, without recourse, representation or warranty of any kind, following the occurrence of the Release Date (as hereinafter defined). The term "Release Date" shall mean the date on which all of the following conditions exist:

                  (1) for the most recently completed fiscal year of the Pledgor, the Operating Cash Flow of the Pledgor shall have been greater than Two Hundred Percent (200%) of the sum of (a) all rent payable under the AMS Lease (including amounts payable as Minimum Rent and Additional Rent thereunder) during such fiscal year and (b) all payments of principal and interest under the AMS Note (including amounts payable as Minimum Interest and Additional Interest thereunder) during such fiscal year, as shown in the financial statements and accompanying certificates of AMS required to be delivered pursuant to the AMS Acquisition Agreement;

                  (2) for the most recently completed fiscal year of GCI, GCI shall have achieved a ratio of Operating Cash Flow to rent payable under the GCI Lease (including amounts payable as Minimum Rent and Additional Rent thereunder) of 2 to 1, as shown in the Consolidated Financials and accompanying certificates of GCI required to be delivered pursuant to Section 18.2(b) of the GCI Lease;

                  (3) no Default or Event of Default shall have occurred and be continuing;

                  (4) the Pledgee shall have received a certificate signed by a Responsible Officer of the Pledgor certifying that the conditions described in clauses (91) and (3) above have been met; and

                  (5) the Pledgee shall have received a certificate signed by a Responsible Officer of GCI certifying that the conditions described in clauses (2) and (3) above have been met.

         Any Pledged Shares released as provided above shall be subject to re-pledging upon the terms set forth in paragraph (b) below.

         (b) If at any time subsequent to the Release Date,

                  (i) the Operating Cash Flow of the Pledgor for any fiscal quarter of the Pledgor ending after the Release Date shall be less than One Hundred Fifty percent (150%) of the sum of (a) all rent payable under the AMS Lease (including amounts payable as Minimum Rent and Additional Rent thereunder but excluding amounts payable as Additional Charges thereunder) during such fiscal quarter and (b) all payments of principal and interest under the AMS Note (including amounts payable as Minimum Interest and Additional Interest thereunder) during such fiscal quarter;

                  (ii) the Operating Cash Flow of the Pledgor for any fiscal year of the Pledgor ending after the Release Date shall be less than Two Hundred percent (200%) of the sum of (a) all rent payable under the AMS Lease (including amounts payable as Minimum Rent and Additional Rent thereunder but excluding amounts payable as Additional Charges thereunder) during such fiscal year and (b) all payments of principal and interest under the AMS Note (including amounts payable as Minimum Interest and Additional Interest thereunder but excluding amounts payable as Additional Charges thereunder) during such fiscal year;

                  (iii) the Operating Cash Flow of GCI for any fiscal quarter of GCI ending after the Release Date shall be less than One Hundred Fifty percent (150%) of all rent payable under the GCI Lease (including amounts payable as Minimum Rent and Additional Rent thereunder but excluding amounts payable as Additional Charges thereunder) during such fiscal quarter; or

                  (iv) the Operating Cash Flow of GCI for any fiscal year of GCI ending after the Release Date shall be less than Two Hundred percent
         (200%) of all rent payable under the GCI Lease (including amounts payable as Minimum Rent and Additional Rent thereunder but excluding amounts payable as Additional Charges thereunder) during such fiscal year;

         in each case as reflected in the audited financial statements and accompanying certificates of AMS or GCI, as the case may be, required to be delivered pursuant to the applicable Transaction Documents, the Pledgor (or, if the released Pledged Shares shall have been transferred in accordance with paragraph (b) hereof, the then , owner of such Pledged Shares) shall, within ten (10) business days following the request of the Pledgee, either (x) pledge to the Pledgee, as collateral hereunder, free and clear of all Liens of any kind, the Pledged Shares that were released pursuant to paragraph (b) above, along with appropriate stock transfer powers duly endorsed in blank and all other instruments the Pledgee may deem necessary or desirable to effect and perfect such pledge (which Pledged Shares shall stand pledged and assigned in the same manner as the property described in Section 2 hereof and the terms "Collateral" and "Pledged Shares" it shall include such Pledged Shares) or (y) pay-5-,000,000 to the Pledgee to be held by it as collateral for the Obligations pursuant to the terms of a cash collateral agreement executed by the Pledgor (or such then owner of the Pledged Shares) in form and substance acceptable to the Pledgee.

         14. Further Assurances. At any time and from time to time, upon request by the Pledgee, the Pledgor shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Pledgee and, where appropriate, cause to be recorded and/or filed (and from time to time thereafter to be rerecorded and/or refiled) at such time and in such offices and places as shall be deemed necessary or desirable by the Pledgee, in its discretion, any and all such other and further amendments, assignments, instruments of further assurance, certificates and other documents as the Pledgee may, in its discretion, deem necessary or desirable to (i) enable the Pledgee to negotiate the AMS Note and to assign the AMS Lease, the GCI Lease or the other Transaction Documents, and/or (ii) effectuate, complete, or perfect, or to continue and preserve the obligations of the Pledgor under this Agreement.

         15. Notices, Etc. Any notice, request, demand, statement or consent desired or required to be given hereunder shall be in writing and shall be delivered by hand, sent by certified mail, return receipt requested, sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, or sent by facsimile transmission, and shall be deemed given (a) when actually delivered, if delivered by hand, (b) upon receipt, if sent by certified mail, (c) the next Business Day after being placed in the possession of an overnight delivery service, if sent by an overnight delivery service or (d) if sent by facsimile transmission, when electronic indication of receipt is received, and shall be addressed as follows:

If to the Pledgor:        AMS Properties, Inc.
                          300 Corporate Pointe
                          Suite 300
                          Culver City, CA 90230
                          Attn:    General Counsel

With a copy to:           Andrews & Kurth, L.L.P.
                          4200 Texas Commerce Tower
                          Houston, TX 77002
                          Attn: John E. Nash, Esq.

If to the Pledgee:        Health and Rehabilitation Properties Trust
                          400 Centre Street
                          Newton, Massachusetts 02158
                          Attn: President


In each case
   with copies to:        Sullivan & Worcester
                          One Post Office Square
                          Boston, Massachusetts 02109
                          Attn: Lena G. Goldberg, Esq.

or at such other place as any party hereto may from time to time hereafter designate to the other in writing. Any notice given to the Pledgor from the Pledgee shall not imply that such notice or any further or similar notice was or is required.

         16. Amendments and Modifications. This Agreement and the other Transaction Documents set forth the entire agreement of the parties with respect to the subject matter hereof and may not be amended, modified, revised or terminated except by an agreement in writing signed by the party against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Transaction Documents, and any and all references herein to any Transaction Document shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof.

         17. Invalidity. If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         18. Successors and Assigns. The provisions of this Agreement shall be binding on the Pledgor and its respective heirs, executors, administrators, legal representatives, successors and assigns and this Agreement and all of the covenants herein contained shall inure to the benefit of the Pledgee and the Pledgee's successors and assigns.

         19. Captions and Headings. The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify and/or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

         20. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING PLEDGEE, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY

FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND REHABILITATION PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PLEDGEE SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PLEDGEE. ALL PERSONS DEALING WITH PLEDGEE, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF PLEDGEE FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

21. GOVERNING LAW. EXCEPT AS TO MATTERS REGARDING THE INTERNAL AFFAIRS OF HRP AND ISSUES OF OR LIMITATIONS ON ANY PERSONAL LIABILITY OF THE SHAREHOLDERS AND TRUSTEES OF HRP FOR OBLIGATIONS OF HRP, AS TO WHICH THE LAWS OF THE STATE OF MARYLAND SHALL GOVERN, THIS AGREEMENT AND ANY OTHER INSTRUMENTS EXECUTED AND DELIVERED TO EVIDENCE, COMPLETE, OR PERFECT THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE INTERPRETED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE COMMONWEALTH OF MASSACHUSETTS.



                           [Intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.

WITNESS:                      Pledgor:  AMS PROPERTIES, INC.,
                                        a Delaware corporation


/s/                           By: /s/ Kevin W. Pendergest
Name                              Name:  Kevin W. Pendergest
                                  Title:  Executive Vice President


WITNESS:                      Pledgee: HEALTH AND REHABILITATION
                                       PROPERTIES TRUST,
                                       a Maryland real estate
                                       investment trust


/s/                           By: /s/ David Hegarty
Name                              Name:  David Hegarty
                                  Title:  Treasurer







Signature page to Amended and Restated HRP Shares Pledge Agreement date as of June 30, 1992.